UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2014 (September 18, 2014)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 Other Events

As previously reported, on September 3, 2014 the Chief of the Division of Oil and Gas Resources Management (‘Chief or Division”) issued orders to immediately suspend all operations of both the Company’s saltwater injection wells as a result of a seismic event that occurred on August 31, 2014. On September 5, 2014, the Company submitted the information required by the Chief’s Order in regards to the Company’s AWMS #1 injection well. The Division reviewed all the information submitted by the Company and additional data. Based upon this review, the Division concluded that with reasonable scientific certainty, the injection operations of AWMS #1 were not related to the deep seismic event that occurred on August 31, 2014. As a result, the Order suspending all operations of AWMS #1 was terminated effective September 18, 2014. As such, the Company resumed injection operations of AWMS #1 consistent with all terms and conditions of the permit issued on July 18, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: September 23, 2014		/s/ Timothy C. Coxson
	By:	Timothy C. Coxson
Chief Financial Officer and Treasurer

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